                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                             New York, NY 10019-6099

July 14, 2000


Information Holdings Inc.
2777 Summer Street, Suite 209
Stamford, Connecticut 06905


Ladies and Gentlemen:


We have acted as counsel to Information Holdings Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about July 14, 2000, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 500,000 shares (the "Company Shares") of the Company's common stock, par value $0.01 per share, issuable under the Information Holdings Inc. 1998 Stock Option Plan (the "Plan").

We have examined copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement and all resolutions adopted by the Company's Board of Directors. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that the Company Shares to be issued under the Plan, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable shares of capital stock of the Company.

The opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher